Exhibit 99.2

Quantum Leap Acquisition Corp Announces Closing of $200 Million Initial Public Offering

MENLO PARK, Calif.--(BUSINESS WIRE)--Quantum Leap Acquisition Corp (“Quantum Leap” or the “Company”) today announced the successful closing of its previously announced initial public offering (“IPO”) of 20,000,000 units at an offering price of $10.00 per unit. The units began trading under the ticker symbol “QLEPU” on The New York Stock Exchange (“NYSE”), on May 1, 2026. Each unit consists of one Class A ordinary share and one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at a price of $11.50 per share, subject to certain adjustments. Once the securities comprising the units begin separate trading, the ordinary shares and the warrants are expected to be traded on NYSE under the symbols “QLEP” and “QLEPW,” respectively.

A.G.P./Alliance Global Partners acted as sole book-running manager for the offering.

A registration statement on Form S-1 relating to the securities, as amended (File No. 333-293359) was previously filed with the Securities and Exchange Commission (“SEC”) and declared effective on April 30, 2026. This offering was made only by means of a prospectus forming part of the effective registration statement. Copies of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. No securities regulatory authority has either approved or disapproved of the contents of this press release.

About Quantum Leap Acquisition Corp

Quantum Leap is a blank check company that was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. While the Company may pursue an acquisition in any business, industry, sector, or geographic location (with the exception of China, Hong Kong, Taiwan and Macau), it intends to focus on target companies within the artificial intelligence (“AI”), quantum computing, and blockchain technology sectors.

Quantum Leap is led by Chief Executive Officer Kervin Pillay, Chairman and Chief Financial Officer Haydar Haba, and Chief Operating Officer David James Chapman. Messrs. Pillay, Haba, and Chapman have more than six decades of collective experience in the AI, quantum computing, cybersecurity, and blockchain technology industries. The Company intends to focus on leveraging the unique strengths of its leadership team to identify, acquire, and operate a business or businesses that can benefit from their operating and capital markets experience, sector expertise, and established global relationships across these industries.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering, listing on the NYSE, satisfaction of closing conditions, the acquisition of a business and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Contact

Quantum Leap Acquisition Corp

IR@Qantumleapacquisition.com

Media Contacts

Scott Deveau / Nate Johnson

August Strategic Communications

QuantumLeap@AugustCo.com

(323) 892-5562